================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               _______________



                                  FORM 8-K


                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               _______________



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 17, 1996


                             TATHAM OFFSHORE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                  0-22892                                   76-0269967
          (COMMISSION FILE NUMBER)             (I.R.S. EMPLOYER IDENTIFICATION NO.)



                 600 TRAVIS
                 SUITE 7400
               HOUSTON, TEXAS                                 77002
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (713) 224-7400



================================================================================

ITEM 5.  OTHER EVENTS.

               PRELIMINARY RESULTS FROM GARDEN BANKS 117 #2 WELL

Tatham Offshore, Inc. (Nasdaq: TOFF) announced on December 17, 1996, that Flextrend Development Company, L.L.C. has completed drilling operations on its Garden Banks Block 117 #2 and related sidetrack well located offshore Louisiana in the Gulf of Mexico. After reviewing the initial logs from the GB 117 #2 well, the operator concluded that the target Glob alt "A" sand appeared to be faulted out and the working interest owners decided to conduct a sidetrack operation. The sidetrack of the GB 117 #2 well encountered approximately 48 feet of vertical pay in two separate reservoirs. Tatham Offshore has a 25% reversionary interest in the GB 117 project, after repayment of certain development financing.

Logs indicate that the GB 117 #2 sidetrack well encountered approximately 18 feet of pay in the Glob alt "A" sand, the current producing interval in the GB 117 #1 well. The GB 117 #1 well is currently producing approximately 1,800 barrels of oil and 4.3 million cubic feet of gas per day. The Garden Banks 117 acreage contains deeper exploratory promise; however, because of the additional time and expense that was involved in conducting the sidetrack operations on the GB 117 #2 well, the working interest partners have decided not to continue drilling operations for deeper prospective horizons. Flextrend Development Company, L.L.C., as operator, intends to set casing to the current depth of the well and place the Glob alt "A" sand on production as soon as possible.

"We are pleased that the GB 117 #2 sidetrack well has validated our estimates of initial proven reserves for Garden Banks Block 117. We are, however, disappointed that the working interest owners have elected not to test the deeper horizons at this time. Hopefully, a deeper well can be drilled next year to test the exploratory prospect identified by our 3-D seismic work," stated Thomas P. Tatham, Chief Executive Officer of Tatham Offshore.


                 UPDATES GARDEN BANKS BLOCK 117 #2 WELL PROGRAM

Tatham Offshore, Inc. (Nasdaq: TOFF) announced on December 26, 1996, that the working interest owners in the Garden Banks Block 117 #2 well have decided to continue drilling operations to test deeper prospective targets. Casing is currently being set on the GB 117 #2 well through the Glob alt "A" sand, which the operator anticipates placing on production following the completion of the exploratory drilling operation.

New information obtained from a seismic velocity survey indicates that the initial exploratory target lies approximately 600 feet below the current depth of the well bore and the working interest owners have agreed to drill to that level to test the deeper zone. Tatham Offshore has a 25% reversionary interest in the GB 117 project, after repayment of certain development financing.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TATHAM OFFSHORE, INC.



Date: December 26, 1996                 By: /s/ DENNIS A. KUNETKA
                                            ---------------------
                                            Dennis A. Kunetka
                                            Senior Vice President